UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2026

Vertical Data Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-56812	99-2841705
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1980 Festival Plaza Drive, Suite 300

Las Vegas, Nevada 89135

(Address of Principal Executive Offices)

(888) 462-3453

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 30, 2026, Vertical Data Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors named therein (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company agreed to sell to the Investors, in a private placement (the “Private Placement”), an aggregate of 1,413,640 shares (each, a “Share” and collectively, the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $3.00 per Share. The gross proceeds of the Private Placement are expected to be approximately $4.2 million, before deducting offering expenses payable by the Company.

The Private Placement closed on November 2, 2026 (the “Closing Date”). B. Riley Securities, Inc. acted as sole placement agent (the “Placement Agent”) for the Company in connection with the Private Placement. Pursuant to the terms of an engagement letter entered into by the Company and the Placement Agent, dated September 11, 2026, as amended on November 4, 2026, the Company agreed to issue 22,916 shares of Common Stock to the Placement Agent (the “Placement Agent Shares”) as compensation for serving as Placement Agent.

The Company intends to use the net proceeds from the Private Placement (i) for general corporate purposes and working capital, and (ii) to support the satisfaction of any applicable quantitative initial listing requirements of a national securities exchange in connection with a potential uplisting to such exchange (the “Uplisting”) and to pay the costs and expenses of the Uplisting. Pursuant to the terms of the Purchase Agreement, the Company has agreed not to use such proceeds for (a) the repayment or refinancing of any indebtedness owed to officers, directors or affiliates of the Company, (b) the redemption or repurchase of any equity securities of the Company, or (c) any loan to or investment in any entity other than a subsidiary of the Company.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investors, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

Pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to file an initial listing application for the Common Stock with a national securities exchange (the “National Exchange”) within sixty (60) days after the Closing Date and to cause the Common Stock to be approved for listing and trading on the National Exchange within one hundred eighty (180) days after the Closing Date (the “Uplisting Deadline”). The Uplisting Deadline extends automatically by an additional sixty (60) days if the Company is in compliance in all material respects with its uplisting covenants and the Uplisting has not occurred by the Uplisting Deadline solely because the National Exchange’s review of the listing application remains pending. If the Uplisting has not occurred by the Uplisting Deadline, (i) the Company must pay each Investor liquidated damages in cash equal to 1.0% of its aggregate purchase price for each 30-day period, prorated, until the Uplisting occurs, capped at 6.0% of that purchase price, (ii) certain issuance restrictions and the most-favored-nation rights described below are extended until the Uplisting occurs, and (iii) the Investors become entitled to additional registration rights.

In addition, among other covenants, the Purchase Agreement provides as follows:

●	Restrictions on Subsequent Issuances. Subject to certain limited exceptions, for sixty (60) days after the Closing Date, the Company may not issue equity or equity-linked securities without the consent of Investors holding a majority in interest of the outstanding securities. Thereafter, until the earlier of the Uplisting and the 12-month anniversary of the Closing Date, the Company may not issue any shares of its Common Stock or equivalents at an effective price below the per-share purchase price.
●	Restrictions on Variable Rate Transactions. Until the earlier of the 12-month anniversary of the Closing Date and three months after the Uplisting, the Company may not enter into any Variable Rate Transactions (as defined in the Purchase Agreement). Following the Uplisting, the term “Variable Rate Transaction” shall not include the issuance or sale of shares of Common Stock by the Company pursuant to an “at-the-market” offering or equity line transaction conducted under an effective registration statement.
●	Most Favored Nation Right. Until the earlier of the Uplisting and the 12-month anniversary of the Closing Date, if the Company completes a non-exempt capital raise on terms more favorable to investors, each Investor may elect to receive the benefit of those terms.
●	Indemnification. The Company has agreed to indemnify the Investors and their related parties for losses arising out of, among other things, any breach of the Company’s representations, warranties, covenants or agreements in the transaction documents and certain actions brought by the Company’s stockholders with respect to the transactions contemplated thereby, subject to certain limitations.
●	Certain Other Covenants. The Company also agreed to timely remove restrictive legends, with liquidated damages and buy-in remedies for delays. In addition, the Company agreed to maintain its reporting status under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and make information available under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

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Registration Rights Agreement

In connection with the Private Placement, the Company and the Investors entered into a Registration Rights Agreement, dated as of October 30, 2026 (the “Registration Rights Agreement”), providing for the registration for resale of the Shares issued in the Private Placement and the Placement Agent Shares (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement on Form S-1 (or Form S-3, if eligible) (the “Registration Statement”) within thirty (30) days after the Closing Date. The Company is required to use commercially reasonable efforts to have the Registration Statement declared effective within thirty (30) days after the filing deadline, or within sixty (60) days if the Securities and Exchange Commission (the “SEC”) reviews it. If the SEC reviews the Registration Statement and the Company uses commercially reasonable efforts to resolve the SEC’s comments, the effectiveness deadline will be extended until such comments are resolved. In addition, the Company is required to file additional registration statements if the registered shares fall below 75% of the required amount. If the Common Stock is not listed by the Uplisting Deadline, then, in addition to any other remedy available to the Investors under the Purchase Agreement, upon the written request of holders of a majority of the Registrable Securities, the Company will, as soon as practicable and in no event later than 30 days following such request, prepare and file with the SEC an additional Registration Statement covering the resale of all Registrable Securities not then covered by an effective Registration Statement. If the Company fails to file the required Registration Statement by its deadline, it is required to pay each holder of Registrable Securities 1.0% of that holder’s aggregate purchase price on the date of the failure and on every 30-day anniversary until the failure is cured. These payments are partial liquidated damages. Late payments bear interest at 2.0% per month. The Company is required to keep the Registration Statement effective until the earlier of: (a) the date the Registrable Securities may be sold under Rule 144 without restriction or the current public information requirement, and (b) the date all Registrable Securities have been sold. The Company may suspend use of a Registration Statement for limited grace periods. No grace period may exceed twenty (20) consecutive days, and grace periods may not exceed sixty (60) days in total in any 365-day period. The Investors also have customary piggyback registration rights. The Company has agreed to pay the registration expenses other than underwriting discounts and commissions. The Registration Rights Agreement includes customary cross-indemnification and contribution provisions. The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the forms of the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.The Shares sold in the Private Placement and the Placement Agent Shares have not been registered under the Securities Act or any state securities laws. The Company issued the Shares and the Placement Agent Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

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Item 7.01. Regulation FD Disclosure.

On November 5, 2026, the Company issued a press release announcing the Private Placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential Uplisting and the expected use of proceeds from the Private Placement. Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2025, March 31, 2026 and June 30, 2026, and its other filings with the SEC. Investors and potential investors in the Company’s securities should give careful consideration to these risks and uncertainties and are encouraged to read the Company’s filings with the SEC for a discussion of these and other risks and uncertainties. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1*	Form of Securities Purchase Agreement, dated October 30, 2026, by and among Vertical Data Inc. and the investors party thereto
10.2	Form of Registration Rights Agreement, dated October 30, 2026, by and among Vertical Data Inc. and the investors party thereto
99.1	Press release issued by Vertical Data Inc., dated November 5, 2026, related to the Private Placement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026

VERTICAL DATA INC.

	By:	/s/ Deven Soni
	Name:	Deven Soni
	Title:	Chairman and Chief Executive Officer

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